UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 15, 2008

Minden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

United States	000-49882	13-4203146
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 MBL Bank Drive, Minden, Louisiana		71055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 377-0523

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	Not applicable.

(b)
In connection with the appointment of Mr. Jack E. Byrd, Jr., as President and Chief Executive Officer as described below in subsection (c), Mr. A. David Evans announced, effective January 15, 2008, that he will retain his position as Chairman of the Board of the Company and MBL Bank, the Company’s wholly owned subsidiary, as well as of Minden Mutual Holding Company (prior to January 15, 2008, he also served as President and Chief Executive Officer).  Mr. Evans will also retain responsibility for oversight of MBL Bank’s active subsidiary, Minden Services, Inc., as well as the Woodard Walker Insurance Agency, a subsidiary of the Company.

(c)
Effective January 15, 2008, Mr. Byrd was appointed as the President and Chief Executive Officer of the Company as well as of its wholly owned subsidiary, MBL Bank, and its mutual holding company parent, Minden Mutual Holding Company.  There were no arrangements or understandings pursuant to which Mr. Byrd was selected as President and Chief Executive Officer.  Mr. Byrd also serves as a director of the Company, MBL Bank and the MHC.

Mr. Byrd was appointed to the Company’s Board of Directors in April 2007.  He also served as Senior Financial Advisor to the Company from such time until his appointment as President and Chief Executive Officer.  Prior to joining the Company, Mr. Byrd served as the President and Chief Executive Officer of North Louisiana for Regions Bank from January 2006 until March 31, 2007.  From July 2000 until January 2006, he served as President and Chief Executive Officer of Northwest Louisiana for Regions Bank.

Mr. Byrd is not related to any other director or executive officer by blood, marriage or adoption. The Company has neither engaged in any transaction with Mr. Byrd since January 1, 2007 nor as of the date hereof does it propose to engage in any transaction that would be required to be disclosed pursuant to Item 404(a) of Regulation S-B. Mr. Byrd has not been involved in any type of proceedings required to be disclosed pursuant to Item 401(d) of Regulation S-B.

(d)	Not applicable.

(e)	Not applicable.

(f)	Not applicable.

ITEM 7.01      Regulation FD Disclosure

On January 15, 2008, the Company announced the appointment of Mr. Byrd as President and Chief Executive Officer. For additional information, reference is made to the Company’s press release, dated January 15, 2008 which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for any purpose except as shall be expressly set forth by specific reference to such filing in other filings of the Company into which it may be incorporated.

ITEM 9.01      Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press release dated January 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on  its  behalf  by the undersigned thereunto duly authorized.

MINDEN BANCORP, INC.

Date: January 22, 2008	By:	/s/Becky T. Harrell
Becky T. Harrell
Treasurer and Chief Financial Officer